UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2011

KANDI TECHNOLOGIES, CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86 - 0579) 82239700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Reference is made to the Current Report on Form 8-K filed by Kandi Technologies, Corp. (the “Company” or “Kandi”), which was filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2011, regarding the election of Fong Heung Sang and Qian Jinsong to the Board of Directors of the Company.  A summary of Mr. Sang’s and Mr. Fong’s biographies and business experience is listed below.

Fong Heung Sang

Fong Heung Sang (Dexter), age 49, a U.S. CPA, previously served as a director of Kandi from July 2007 to November 2010.  Mr. Fong is currently director of China Elector Motor, Inc. (Nasdaq: CELM). He joined CELM in Jan 2010. He is also director of Granto Inc. (OTCBB: GNTQ) from March 2010. Mr. Fong was CFO of Apollo Solar Energy, Inc (OTC: ASOE) from February 2009 to March 2010. Between December 2006 to January 2009, he was the Executive Vice President of Corporate Development of Fuqi International Inc (Nasdaq: FUQI). He helped guide the company in its IPO in October 2007 and raised $72M. From January 2004 to November 2006, Mr. Fong served as the managing partner of Iceberg Financial Consultants, a financial advisory firm based in China that advises Chinese clients in capital raising activities in the United States. From December 2001 to December 2003, Mr. Fong was the Chief Executive Officer of Holley Communications, a Chinese company that engaged in CDMA chip and cell phone design. Mr. Fong is a U.S. CPA and has held various positions in such capacity with accounting firms in the United States and Hong Kong, including Deloitte and Touche, Ernst and Young, and KPMG Peat Marwick. Mr. Fong also currently serves as an independent director and audit committee member of a Hong Kong public company, Universal Technology Inc. (HK:8091). Mr. Fong also serves as a director and audit committee chairman, for each of Diguang International Development Co., Ltd. (OTCBB: DGNG) and Kandi Technology Corp. (NASDAQ-CM: KNDI), both U.S. publicly-traded companies. Mr. Fong graduated from the Hong Kong Baptist College with a diploma in History in 1982. He also received an MBA from the University of Nevada at Reno in 1989 and a Masters degree in Accounting from the University of Illinois at Urbana Champaign in 1993. Mr. Fong satisfies the requirements of the designated “financial expert” as defined by the SEC’s rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.

Qian Jinsong

Qian Jinsong, age 49, was elected to serve as a director of Kandi on January 31, 2011.  Mr. Qian has served as Deputy General Manager of Zhejiang Kandi Vehicles Co. Ltd since October 2009.  From October 2006 to October 2009, Mr. Qian worked at Chery Automobile (now “Chery Karry Automobile”), where he served as Head of the Engineering Construction Group from October 2006 to 2007, Head of the Product Development Team from March 2007 to September 2007, and as Vice Manager of the Q21 Project in October 2007. Most recently, as Assistant General Manager at Chery Automobile he supervised the Production Management and Integrated Management Departments.  He also was in charge of quality assurance and participated in strategy, planning and product development work for Chery mini-cars.  From August 1999 to September 2006, Mr. Qian served as Deputy General Manager and Executive General Manager of Anhui Huayang Auto Manufacturing Co., LTD where he oversaw technical improvement, product development, administrative personnel, and external affairs.  Mr. Qian received a degree in Professional Ordnance from the Aerospace Staff University in Nanjing, China in 1983.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2011

KANDI TECHNOLOGIES, CORP.

By:	/s/ Hu Xiaoming
Name:	Hu Xiaoming
Title:	President and CEO